As filed with the Securities and Exchange Commission on October 3, 2022
File No. 811-23149
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 33	☒
(Check appropriate box or boxes)

THRIVENT CORE FUNDS
(Exact Name of Registrant as Specified in Charter)

901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402-3211
(Address of Principal Executive Offices) (Zip Code)

(612) 844 - 7190
(Registrant’s Telephone Number, Including Area Code)

John D. Jackson
Secretary and Chief Legal Officer
Thrivent Core Funds
901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402-3211
(Name and Address of Agent for Service)

EXPLANATORY NOTE
This Amendment No. 33 to the Registration Statement of Thrivent Core Funds (the “Registrant”) on Form N-1A (File No. 811-23149) (the “Registration Statement”) is being filed to supplement certain information contained in Part B of the Registrant's Amendment No. 29 filed under the Investment Company Act of 1940, as amended, on February 28, 2022.
The Fund’s shares described in this Registration Statement are not registered under the Securities Act of 1933 (the “1933 Act”) because the shares are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Fund may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Amendment to the Registration Statement filed on behalf of the Fund does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Fund.
In addition to the Fund described in this Registration Statement, the Registrant offers series pursuant to a separate prospectus and statement of additional information filed under the Securities Act of 1933 and the Investment Company Act of 1940; the filing of this Registration Statement does not affect such other prospectus and statement of additional information of the Registrant.

Supplement Dated October 3, 2022
to the Thrivent Core Funds Part B dated February 28, 2022
To the extent not amended by this Amendment No. 33 to the Registrant’s Registration Statement on Form N-1A (File No. 811-23149), the Registrant hereby incorporates in their entirety Part A and Part B as filed in Amendment No. 29 to the Registrant’s Registration Statement on Form N-1A on February 28, 2022, the supplement to Part B as filed with Amendment No. 30 to the Registrant’s Registration Statement on Form N-1A on March 4, 2022, the supplement to Part B as filed with Amendment No. 31 to the Registrant’s Registration Statement on Form N-1A on May 27, 2022, and the supplement to Part B as filed with Amendment No. 32 to the Registrant’s Registration Statement on Form N-1A on July 21, 2022, and hereby designates each such Part as constituting in their entirety Part A and Part B of this Amendment No. 33.
Effective immediately, the Thrivent Financial for Lutherans and Thrivent Asset Management, LLC Proxy Voting Policies and Procedures Summary included in Appendix B of Part B is replaced with the proxy voting policy included in Appendix A to this Supplement.

Appendix A
to the Thrivent Core Funds Part B Supplement dated October 3, 2022
Thrivent Financial for Lutherans and
Thrivent Asset Management, LLC
Proxy Voting Policies and Procedures Summary
Responsibility to Vote Proxies
Overview. Thrivent Financial for Lutherans and Thrivent Asset Management, LLC (collectively, in their capacity as investment advisers, “Thrivent”) have adopted Proxy Voting Policies and Procedures (“Policies and Procedures”) for the purpose of establishing formal policies and procedures for performing and documenting Thrivent’s fiduciary duty with regard to the voting of client proxies, including investment companies which it sponsors and for which it serves as investment adviser (“Thrivent Funds”) and by institutional accounts who have requested that Thrivent be involved in the proxy process.
Fiduciary Considerations. It is the policy of Thrivent that decisions with respect to proxy issues will be made primarily in light of the anticipated impact of the issue on the desirability of investing in the portfolio company from the viewpoint of the particular client. Thrivent seeks to vote proxies solely in the interests of the client, including Thrivent Funds. Thrivent votes proxies, where possible to do so, in a manner consistent with its fiduciary obligations and responsibilities. Logistics involved may make it impossible at times, and at other times disadvantageous, to vote proxies in every instance.
Administration of Policies and Procedures
Thrivent has formed a committee that is responsible for establishing positions with respect to corporate governance and other proxy issues, as well as overseeing the environmental, social and governance (“ESG”) analysis components of Thrivent’s investment processes (“Committee”). Annually, the Committee reviews the Policies and Procedures, including in relation to recommended changes reflected in applicable benchmark policies and voting guidelines of Institutional Shareholder Services Inc. (“ISS”). As discussed below, Thrivent may, with the approval of the Committee, vote proxies other than in accordance with the applicable voting guidelines in the Policies and Procedures.
How Proxies are Reviewed, Processed and Voted
In order to facilitate the proxy voting process, Thrivent has retained ISS as an expert in the proxy voting and corporate governance areas. ISS specializes in providing a variety of fiduciary-level proxy advisory and voting services. These services include custom vote recommendations, research, vote execution, reporting, auditing and consulting assistance for the handling of proxy voting responsibilities. ISS analyzes each proxy vote of Thrivent’s clients and prepares a recommendation that reflects ISS’s application of the Policies and Procedures. Thrivent will, in most cases, vote proxies following the applicable market-specific ISS Sustainability Proxy Voting Guidelines (“Sustainability Guidelines”). In other cases, Thrivent will vote proxies following the applicable market-specific ISS Proxy Voting Guidelines (“ISS Guidelines”) or using ISS’s research and recommendations and a determination by investment management or other Thrivent personnel as the circumstances warrant, which may include items not addressed by the voting guidelines. The Sustainability Guidelines have been developed consistent with the dual objectives of socially responsible shareholders – financial and social. The Sustainability Guidelines seek to reflect a broad consensus of the socially responsible investing community on matters of social and environmental import and are based on a commitment to create and preserve economic value and to advance principles of good corporate governance consistent with responsibilities to society as a whole on matters of corporate governance, executive compensation, and corporate structure.
Certain of Thrivent’s clients’ accounts are accounts or funds (or a portion thereof) that employ a quantitative strategy that relies on factor-based models or an index-tracking approach rather than primarily on fundamental security research and analyst coverage that an actively managed portfolio using fundamental research would typically employ; often, these accounts hold a high number of positions. Accordingly, in light of the considerable time and effort that would be required to review ISS research and recommendations, absent client direction, for securities held only in accounts or funds that only employ a quantitative strategy (and are not held in other Thrivent client accounts, or in the same account but in the portion managed using fundamental research and analyst coverage), for certain categories of management and shareholder proposals, Thrivent may use a different process than is used for other accounts to review and determine a voting outcome. For these proposals, Thrivent may review ISS Guidelines and Sustainability Guidelines and (i) where such Guidelines recommend voting in the same manner, determine, consistent with the best interest of its clients, to provide standing instructions to vote proxies in accordance with the recommendations of ISS; or (ii) where such Guidelines differ, vote as determined by Thrivent personnel other than the affected account’s investment management team.
The ISS Guidelines and Sustainability Guidelines can be found at: https://www.issgovernance.com/policy-gateway/voting-policies/.
Supplement applicable to Thrivent Small-Mid Cap ESG ETF (the “ETF”) only. Thrivent expects to vote proxies on behalf of the ETF in many cases in accordance with its custom guidelines created as described above and discussed below under the heading “Summary of Thrivent’s Voting Policies.” However, Thrivent retains the discretion in all cases to vote in a manner inconsistent with these guidelines and policies if it believes such a vote is in the ETF’s best interest after consideration of any information Thrivent believes relevant, including in light of the ETF’s focus on long-term sustainable business models. This may mean that proxies are voted on behalf of the ETF in a manner that differs from votes for other clients.
Supplement applicable to Thrivent ESG Index Portfolio (“ESG Index Portfolio”) only. Thrivent expects to vote proxies on behalf of ESG Index Portfolio in many cases in accordance with its custom guidelines created as described above and discussed below under the heading “Summary of Thrivent’s Voting Policies,” using similar processes as for other clients employing a quantitative strategy as discussed above. However, Thrivent retains the discretion in all cases to vote in a manner inconsistent with these guidelines and policies if it believes such a vote is in ESG Index Portfolio’s best interest after consideration of any information Thrivent believes relevant, including in light of ESG Index Portfolio’s focus on tracking the investment results of an index composed of companies selected by the index provider based on environmental, social and governance characteristics. This may mean that proxies are voted on behalf of ESG Index Portfolio in a manner that differs from votes for other clients.
Proxy Voting Process Overview
Thrivent utilizes ISS’s voting agent services to notify us of upcoming shareholder meetings for portfolio companies held in client accounts and to transmit votes on behalf of our clients. ISS provides comprehensive summaries of proxy proposals, publications discussing key proxy voting issues, and specific vote recommendations regarding Thrivent’s clients’ portfolio company proxies to assist in the proxy voting process. The final authority and responsibility for proxy voting decisions remains with Thrivent. Decisions with respect to proxy matters are made primarily in light of the anticipated impact of the issue on the desirability of investing in the company from the viewpoint of our respective clients.
Thrivent may on any particular proxy vote determine that it is in the best interests of its clients to diverge from the Policies and Procedures’ applicable voting guidelines, including diverging from ISS’s recommendations with respect to Thrivent’s clients’ accounts that are accounts or funds (or a portion thereof) that employ a quantitative strategy. In such cases, the person requesting to diverge from the Policies and Procedures’ applicable voting guidelines is required to document in writing the rationale for their vote and submit all written documentation to the Committee for review and approval. In determining whether to approve any particular request, the Committee will determine that the request is not influenced by any conflict of interest and is in the best interests of Thrivent’s clients.
Summary of Thrivent’s Voting Policies
Specific voting guidelines have been adopted by the Committee for regularly occurring categories of management and shareholder proposals. The detailed voting guidelines are available to Thrivent’s clients upon request. The following is a summary of significant Thrivent policies, which are generally consistent with the Sustainability Guidelines or ISS Guidelines referenced above:
Board Structure and Composition Issues – Thrivent believes boards are expected to have a majority of directors independent of management. The independent directors are expected to organize much of the board’s work, even if the chief executive officer also serves as chairperson of the board. Key committees

(audit, compensation, and nominating/corporate governance) of the board are expected to be entirely independent of management. It is expected that boards will engage in critical self-evaluation of themselves and of individual members. Boards should be sufficiently diverse to ensure consideration of a wide range of perspectives. Individual directors, in turn, are expected to devote significant amounts of time to their duties and to limit the number of directorships they accept. As such, Thrivent withholds votes for directors who miss more than one-fourth of the scheduled board meetings. Thrivent votes against management efforts to stagger board member terms because a staggered board may act as a deterrent to takeover proposals. For the same reasons, Thrivent votes for proposals that seek to fix the size of the board.
Board Accountability – Thrivent believes boards should be sufficiently accountable to shareholders, including through transparency of the company's governance practices and regular board elections, by the provision of sufficient information for shareholders to be able to assess directors and board composition, and through the ability of shareholders to remove directors. Boards should be held responsible for risk oversight or fiduciary responsibility failures. Examples of risk oversight failures include but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; demonstrably poor risk oversight of environmental and social issues; or significant adverse legal judgements or settlement. Thrivent will withhold votes from appropriate directors if the company’s governing documents impose undue restrictions on shareholder’s ability to amend bylaws, non-audit fees paid to the auditor are excessive, the company maintains significant problematic pay practices, or the company is a significant greenhouse gas emitter and is not taking the minimum steps needed to understand, assess, and mitigate risks related to climate change via detailed disclosure of climate-related risks and appropriate greenhouse gas emissions reduction targets.
Executive and Director Compensation – These proposals necessitate a case-by-case evaluation. Generally, Thrivent opposes compensation packages that provide what we view as excessive awards to a few senior executives or that contain excessively dilutive stock option grants based on a number of criteria such as the costs associated with the plan, plan features, and dilution to shareholders.
Ratification of Auditors – Thrivent votes for proposals to ratify auditors, unless an auditor has a financial interest in or association with the company, and is therefore not independent; there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position; non-audit fees paid represent 50 percent or more of the total fees paid to the auditor; or poor accounting practices are identified that rise to a serious level of concern.
Mergers and Acquisitions – Thrivent votes on mergers and acquisitions on a case-by-case basis, taking into account and balancing the following: anticipated financial and operating benefits, including the opinion of the financial advisor, market reaction, offer price (cost vs. premium) and prospects of the combined companies; how the deal was negotiated; potential conflicts of interest between management’s interests and shareholders’ interests; and changes in corporate governance and their impact on shareholder rights.
Anti-takeover and Corporate Governance Issues – Thrivent generally opposes anti-takeover measures since they adversely impact shareholder rights. When voting on capital structure issues, Thrivent considers the dilutive impact to shareholders and the effect on shareholder rights.
Social, Environmental and Corporate Responsibility Issues – Thrivent generally supports proposals that seek standardized reporting, or that request information regarding a company's adoption of, adherence to, relevant norms, standards, codes of conduct, or universally recognized international initiatives to promote disclosure and transparency with regard to environmental, social and corporate responsibility issues. These issues may include business activity impacts on the environment and climate, human and labor rights, health and safety, diversity, equity and inclusion, as well as general impacts on communities. When voting on matters with apparent economic or operational impacts on the company, Thrivent realizes that the precise economic effect of such proposals is often unclear. Where this is the case, Thrivent typically utilizes a case-by-case approach.
Shareblocking – Shareblocking is the practice in certain foreign countries of “freezing” shares for trading purposes in order to vote proxies relating to those shares. Thrivent generally refrains from voting shares in shareblocking countries unless the matter has compelling economic consequences that outweigh the loss of liquidity in the blocked shares.
Applying Proxy Voting Policies to non-U.S. Companies – Thrivent applies a two-tier approach to determining and applying global proxy voting policies. The first tier establishes baseline policy guidelines for the most fundamental issues, which apply without regard to a company's domicile. The second tier takes into account various idiosyncrasies of different countries, making allowances for standard market practices, as long as they do not violate the fundamental goals of good corporate governance. The goal is to enhance shareholder value through effective use of the shareholder franchise, recognizing that applying policies developed for U.S. corporate governance may not appropriate for all markets.
Monitoring and Resolving Conflicts of Interest – Thrivent/clients
The Committee is responsible for monitoring and resolving possible material conflicts between the interests of Thrivent and those of its clients with respect to proxy voting. Examples of situations where conflicts of interest can arise are when i) the issuer is a vendor whose products or services are material to Thrivent’s business; ii) the issuer is an entity participating to a material extent in the distribution of proprietary investment products advised, administered or sponsored by Thrivent; iii) an Access Person1 of Thrivent also serves as a director or officer of the issuer; and iv) there is a personal conflict of interest (e.g., familial relationship with company management). Other circumstances or relationships can also give rise to potential conflicts of interest.
All material conflicts of interest will be resolved in the interests of the clients. Application of the Policies and Procedures’ applicable voting guidelines to vote client proxies is generally relied on to address possible conflicts of interest since the voting guidelines are pre-determined by the Committee. Where there is discretion in the voting guidelines, voting as recommended under an ISS policy may be relied on to address potential conflicts of interest.
In cases where Thrivent is considering overriding these Policies and Procedures’ applicable voting guidelines, or in the event there is discretion in determining how to vote (for example, where or the guidelines provide for a case by case internal review) matters presented for vote are not governed by such guidelines, the Committee will follow these or other similar procedures:
•
Compliance will conduct a review to seek to identify potential material conflicts of interest. If no material conflict of interest is identified, the proxy will be voted as determined by the Committee or the appropriate Thrivent personnel under these policies and procedures. The Compliance review process for identifying potential conflicts of interest will be reviewed by the Committee and may include a review of factors indicative of a potential conflict of interest or a determination that voting in accordance with ISS's recommendation(s) can reasonably be relied on to address potential conflicts of interest.
•
If a material conflict of interest is identified, the Committee will be apprised of that fact and the Committee will evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what Thrivent believes to be the best interests of clients, and without regard for the conflict of interest. The Committee will document its vote determination, including the nature of the material conflict, the Committee’s analysis of the matters submitted for proxy vote, and the reasons why the Committee determined that the votes were cast in the best interests of clients.
Certain Thrivent Funds ("top tier fund") may own shares of other Thrivent Funds (''underlying fund"). If an underlying fund submits a matter to a shareholder vote, the top tier fund will generally vote its shares in the same proportion as the other shareholders of the underlying fund. If there are no other shareholders in the underlying fund, the top tier fund will vote in what Thrivent believes to be in the top tier fund's best interest.
Securities Lending
Thrivent will generally not vote nor seek to recall in order to vote shares on loan, unless it determines that a vote would have a material effect on an investment in such loaned security.
Oversight, Reporting and Record Retention
Retention of Proxy Service Provider and Oversight of Voting
In overseeing proxy voting generally and determining whether or not to retain the services of ISS, Thrivent performs the following functions, among others, to determine that Thrivent continues to vote proxies in the best interest of its clients: i) periodic sampling of proxy votes; ii) periodic reviews of Thrivent’s Policies and

1 "Access Person" has the meaning provided under the current Thrivent Code of Ethics.

Procedures to determine they are adequate and have been implemented effectively, including whether they continue to be reasonably designed to ensure that proxies are voted in the best interest of Thrivent’s clients; iii) periodic due diligence on ISS designed to monitor ISS’s a) capacity and competency to adequately analyze proxy issues, including the adequacy and quality of its staffing and personnel, as well as b) its methodologies for developing vote recommendations and ensuring that its research is accurate and complete; and iv) periodic reviews of ISS’s procedures regarding their capabilities to identify and address conflicts of interest.
Proxy statements and solicitation materials of issuers (other than those which are available on the SEC’s EDGAR database) are kept by ISS in its capacity as voting agent and are available upon request. Thrivent retains documentation on shares voted differently than the Thrivent Policies and Procedures voting guidelines, and any document which is material to a proxy voting decision such as the Thrivent Policies and Procedures voting guidelines and the Committee meeting materials.
ISS provides Vote Summary Reports for each Thrivent Fund. The report specifies the company, ticker, cusip, meeting dates, proxy proposals, and votes which have been cast for the Thrivent Fund during the period, the position taken with respect to each issue and whether the Thrivent Fund voted with or against company management.

PART C
Item 28.
Exhibits

(a)(1)	Declaration of Trust, effective as of March 18, 2016, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.
(b)	Not Applicable
(c)	None
(d)(1)
Investment Advisory Agreement between Thrivent Core Funds and Thrivent Asset Management, LLC,
incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.

(d)(2)	Amendment No. 1 to Investment Advisory Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.
(d)(3)	Amendment No. 2 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(d)(4)	Amendment No. 3 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.
(d)(5)	Amendment No. 4 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.
(d)(6)	Amendment No. 5 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2022 .
(e)(1)
Distribution Agreement between Thrivent Core Funds and Thrivent Distributors, LLC, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.

(e)(2)	Amendment No. 1 to Distribution Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.
(e)(3)	Amendment No. 2 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(e)(4)	Amendment No. 3 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.
(e)(5)	Amendment No. 4 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.
(e)(6)	Amendment No. 5 to Distribution Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2022.
(f)	Not Applicable
(g)
Master Custodian Agreement with State Street Bank and Trust Company, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on February 28, 2018.

(h)(1)
Transfer Agency and Service Agreement between Thrivent Core Funds, Thrivent Cash Management Trust and
Thrivent Financial Investor Services Inc., incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2017.

(h)(2)
Amendment No. 1 to Transfer Agency and Service Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.

(h)(3)	Amendment No. 2 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(h)(4)
Amendment No. 3 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.

(h)(5)
Amendment No. 4 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.

(h)(6)
Amendment No. 5 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.

(h)(7)	Amendment No. 6 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2022.
(h)(8)
Administrative Services Agreement between Thrivent Core Funds and Thrivent Asset Management, LLC,
incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-23149, filed on May 4, 2016.

(h)(9)
Amendment No. 1 to Administrative Services Agreement, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on June 21, 2017.

(h)(10)	Amendment No. 2 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on August 30, 2017.
(h)(11)	Amendment No. 3 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on December 8, 2017.
(h)(12)	Amendment No. 4 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on February 28, 2019.
(h)(13)	Amendment No. 5 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on January 31, 2020.
(h)(14)	Amendment No. 6 to Administrative Services Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 28, 2022.
(i)	Not Applicable
(j)	Not Applicable
(k)	Not Applicable
(l)	None
(m)	Not Applicable
(n)	Not Applicable
(o)	Not Applicable
(p)	Code of Ethics (Rule 17j-1) for Registrant, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on November 30, 2021.
(q)(1)	Powers of Attorney, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 333-218855/811-23149, filed on February 28, 2019.
(q)(2)	Power of Attorney, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-23149, filed on February 26, 2021.
Item 29.
Persons Controlled by or Under Common Control with Registrant
Registrant is a Delaware statutory trust organized on March 18, 2016. Registrant’s sponsor, Thrivent Financial for Lutherans (“Thrivent Financial”), is a fraternal benefit society organized under the laws of the State of Wisconsin and is owned by and operated for its members. It has no stockholders and is not subject to the control of any affiliated persons.
The following list shows the persons directly or indirectly controlled by Thrivent Financial. Financial statements of Thrivent Financial will be presented on a consolidated basis.

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent Financial	Fraternal benefit society offering financial services and products	Wisconsin
Thrivent Financial Holdings, Inc.[1]	Holding company with no independent operations	Delaware
North Meadows Investment Ltd.[2]	Real estate development and investment corporation	Wisconsin
Thrivent Advisor Network, LLC[2]	Investment adviser	Delaware
Thrivent Asset Management, LLC[2]	Investment adviser	Delaware
Thrivent Distributors, LLC[2]	Limited purpose broker-dealer	Delaware
Thrivent Financial Investor Services Inc.[2]	Transfer agent	Pennsylvania
Thrivent Insurance Agency Inc.[2]	Life and health insurance agency	Minnesota
Newman Financial Services, LLC[3]	Long-term care insurance agency	Minnesota
Thrivent Investment Management Inc.[2]	Broker-dealer and investment adviser	Delaware
Thrivent Trust Company[2]	Federally chartered limited purpose trust bank	Federal Charter
Gold Ring Holdings, LLC[1]	Holding vehicle	Delaware
Thrivent Education Funding, LLC[1]	Special purpose entity	Delaware
White Rose GP I, LLC[4]	General partner	Delaware
White Rose Fund I Equity Direct, L.P.[5]	Private equity fund	Delaware
White Rose Fund I Fund of Funds, L.P.[5]	Private equity fund	Delaware

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent White Rose Fund GP II, LLC[4]	General partner	Delaware
Thrivent White Rose Fund II Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP III, LLC[4]	General partner	Delaware
Thrivent White Rose Fund III Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund III Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP IV, LLC[4]	General partner	Delaware
Thrivent White Rose Fund IV Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund IV Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP V, LLC[4]	General partner	Delaware
Thrivent White Rose Fund V Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund V Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP VI, LLC[4]	General partner	Delaware
Thrivent White Rose Fund VI Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP VII, LLC[4]	General partner	Delaware
Thrivent White Rose Fund VII Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund VII Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund GP VIII, LLC[4]	General partner	Delaware
Thrivent White Rose Fund VIII Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund VIII Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP IX, LLC[4]	General partner	Delaware
Thrivent White Rose Fund IX Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund IX Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP X, LLC[4]	General partner	Delaware
Thrivent White Rose Fund X Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund X Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP XI, LLC[4]	General partner	Delaware
Thrivent White Rose Fund XI Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund XI Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP XII, LLC[4]	General partner	Delaware
Thrivent White Rose Fund XII Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund XII Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP XIII, LLC[4]	General partner	Delaware

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent White Rose Fund XIII Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund XIII Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose GP XIV, LLC[4]	General partner	Delaware
Thrivent White Rose Fund XIV Equity Direct, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Fund XIV Fund of Funds, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Opportunity Fund GP, LLC[1]	General partner	Delaware
Thrivent White Rose Opportunity Fund, LP1	Investment subsidiary	Delaware
Thrivent White Rose Real Estate GP I, LLC[4]	General partner	Delaware
Thrivent White Rose Real Estate Fund I Fund of Funds, L.P.[5]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP II, LLC[4]	General partner	Delaware
Thrivent White Rose Real Estate Fund II, L.P.[5]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP III, LLC[4]	General partner	Delaware
Thrivent White Rose Real Estate Fund III, L.P.[5]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP IV, LLC[4]	General partner	Delaware
Thrivent White Rose Real Estate Fund IV, L.P.[5]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate Feeder IV, LLC[6]	Private equity real estate fund	Delaware
Thrivent White Rose Endurance GP, LLC[4]	General partner	Delaware
Thrivent White Rose Endurance Fund, L.P.[5]	Private equity fund	Delaware
Thrivent White Rose Endurance GP II, LLC[4]	General partner	Delaware
Thrivent White Rose Endurance Fund II, L.P.[5]	Private equity fund	Delaware
Twin Bridge Capital Partners, LLC[7]	Investment adviser	Delaware

1
Wholly owned subsidiary of Thrivent Financial.
2
Wholly owned subsidiary of Thrivent Financial Holdings, Inc. Thrivent Financial is the ultimate controlling entity.
3
Wholly owned subsidiary of Thrivent Insurance Agency Inc. Thrivent Financial is the ultimate controlling entity.
4
Directly controlled by Thrivent Financial, which is the managing member and owns an interest in the limited liability company.
5
Directly controlled by Thrivent Financial. The fund is a pooled investment vehicle organized primarily for the purpose of investing assets of Thrivent Financial’s general account.
6
Directly controlled by Thrivent Financial. The fund is a pooled investment vehicle organized primarily for the purpose of investing assets of Thrivent Financial’s general account. The feeder entity is a feeder fund of the fund.
7
Directly controlled by Thrivent Financial. Investment advisory clients include Pacific Street Fund, Twin Bridge Narrow Gate Fund, and Twin Bridge Titan Fund limited partnerships.
Item 30.
Indemnification
Under Article IX of the Registrant’s Declaration of Trust, the Trust shall indemnify any indemnitee for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons,” as defined in the 1940 Act, nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.
Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) here shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act, nor parties to the covered proceeding.
Item 31.
Business and Other Connections of the Investment Adviser
Thrivent Asset Management, LLC is the investment adviser and administrator of Registrant. Information about Thrivent Asset Management’s financial industry activities or affiliations, as well as the business and other connections of the directors and officers of Thrivent Asset Management, is included on the Form ADV that Thrivent Asset Management has on file with the Securities and Exchange Commission (file No. 801-64988).
Item 32.
Principal Underwriters
(a)
Thrivent Distributors, LLC serves as principal underwriter and distributor for Thrivent Mutual Funds, Thrivent Core Funds, Thrivent Cash Management Trust, Thrivent Series Fund, Inc. and Thrivent Church Loan and Income Fund.
(b)
The managers and executive officers of Thrivent Distributors, LLC are listed below. Unless otherwise indicated, their principal address is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211.
Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Registrant
Jamie L. Riesterer 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Elected Manager	N/A
David S. Royal	Elected Manager	Trustee, President and Chief Investment Officer
Michael W. Kremenak	Elected Manager	Trustee and Senior Vice President
Troy A. Beaver	Chief Executive Officer	Vice President
Jeffrey D. Cloutier	Chief Financial Officer	N/A
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Chief Legal Officer and Secretary	Secretary and Chief Legal Officer
Sarah L. Bergstrom	Vice President	Treasurer and Principal Accounting Officer
Daniel R. Chouanard	Vice President	N/A
Andrew R. Kellogg 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Vice President	Vice President
Jason D. Sterling	Vice President	N/A
Cynthia J. Nigbur	Assistant Secretary	N/A
Jessica E. English	Assistant Secretary	N/A
(c)
Not applicable
Item 33.
Location of Accounts and Records
The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of the following persons:

Registrant:	901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402-3211
4321 N. Ballard Rd. Appleton, Wisconsin 54919
Custodian:	State Street Bank and Trust Company One Lincoln Street Boston, Massachusetts 02111
Sub-Transfer Agent	DST Systems, Inc. 430 W. 7th St. Kansas City, Missouri 64105
Item 34.
Management Services
None.
Item 35.
Undertakings
Not Applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Thrivent Core Funds, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis and State of Minnesota on the 3rd day of October, 2022.
THRIVENT CORE FUNDS
By:	/s/ John D. Jackson
John D. Jackson, Secretary and Chief Legal Officer